Exhibit 99.1

Providence Service Corporation Reports First Quarter 2016 Results

●	First quarter revenue of $432.7 million
●	First quarter Adjusted EBITDA (non-GAAP) of $25.3 million
●	First quarter diluted EPS of $0.07, Adjusted EPS (non-GAAP) of $0.48

STAMFORD, CT – May 5, 2016 – The Providence Service Corporation (the “Company”) (Nasdaq: PRSC), a holding company whose subsidiaries provide critical healthcare and workforce development services, today reported financial results for the first quarter ended March 31, 2016.

“We are pleased with our first quarter results and the progress made by our vertical leadership teams towards their strategic objectives,” said James Lindstrom, President and Chief Executive Officer. “Consistent with our goal of creating value for both clients and stockholders, we deployed significant resources in such areas as new contracts, service delivery optimization and business development as well as capital in share repurchases.”

First Quarter 2016 Results

For the first quarter of 2016, the Company reported consolidated revenue of $432.7 million, an increase of 3.1% from $419.8 million in the first quarter of 2015.

Income from continuing operations, net of tax, in the first quarter of 2016 was $2.1 million, or $0.07 per diluted common share, compared to $5.9 million, or $0.30 per diluted common share, in the first quarter of 2015. Adjusted Net Income (non-GAAP) in the first quarter of 2016 was $9.3 million, or $0.48 per diluted common share, compared to $14.2 million, or $0.78 per diluted common share, in the first quarter of 2015. Income from continuing operations, net of tax, in the first quarter of 2016 included a $2.7 million loss on WD Services’ equity investment in Mission Providence.

Adjusted EBITDA (non-GAAP) for the first quarter of 2016 was $25.3 million, compared to $33.0 million in the first quarter of 2015. The negative impact of Mission Providence to Adjusted EBITDA (non-GAAP) in the first quarter of 2016 was $3.1 million.

During the first quarter of 2016, the Company repurchased 435,735 common shares for $19.5 million, or for an average price of $44.71 per share. After giving effect to these repurchases, $45.4 million of additional repurchase capacity remains under the Company’s $70.0 million share repurchase program.

A reconciliation of Adjusted EBITDA and Adjusted Net Income to income from continuing operations, net of tax, and the calculation of Adjusted EPS are presented below.

Segment Results

For analysis purposes, we provide revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA (non-GAAP) on a segment basis. Segment results include revenue and expenses incurred by the segment, as well as an allocation of direct expenses incurred by Corporate on behalf of the segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, finance, human resources, information technology and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation are reflected in Corporate and Other.

US Healthcare Services

NET Services

NET Services revenue was $291.0 million for the first quarter of 2016, an increase of 14.2% compared to the first quarter of 2015. Operating income was $18.3 million, or 6.3% of revenue, in the first quarter of 2016, compared to $20.7 million, or 8.1% of revenue, in the first quarter of 2015. Adjusted EBITDA (non-GAAP) was $21.2 million, or 7.3% of revenue, in the first quarter of 2016, compared to $23.0 million, or 9.0% of revenue, in the first quarter of 2015.

NET Services 2016 revenue was favorably impacted by new contracts that commenced in 2015 as well as increased membership and favorable rate adjustments in certain existing markets. Adjusted EBITDA (non-GAAP) as a percentage of revenue declined as a result of increased utilization and additional compensation expense related to historical and current long-term incentive plans tied to value creation.

HA Services

HA Services revenue was $50.6 million in the first quarter of 2016, a decrease of 11.9% compared to the first quarter of 2015. Operating income was $4.4 million, or 8.6% of revenue, in the first quarter of 2016, compared to $6.5 million, or 11.3% of revenue, in the first quarter of 2015. Adjusted EBITDA (non-GAAP) was $12.1 million, or 24.0% of revenue, in the first quarter of 2016, compared to $13.7 million, or 23.8% of revenue, in the first quarter of 2015.

The decrease in HA Services revenue in the first quarter of 2016 was primarily due to reduced annual volume demand from a single large client and a different quarterly phasing of demand in 2016 as compared to 2015. Partially offsetting this decline in revenue was increased demand from other clients. Adjusted EBITDA (non-GAAP) as a percentage of revenue increased primarily due to a decrease in direct costs per health assessment, partially offset by additional compensation related to a long-term incentive plan for management put into place in the fourth quarter of 2015.

Global Workforce Development

WD Services

WD Services revenue for the first quarter of 2016 was $91.0 million, a decrease of 15.4% compared to the first quarter of 2015. WD Services incurred an operating loss of $2.1 million in the first quarter of 2016, compared to operating income of $2.8 million in the first quarter of 2015. The operating loss in the first quarter of 2016 included $1.4 million of redundancy costs related to service delivery redesigns and the anticipated closure of the segment’s operations in Poland. Redundancy costs are excluded from the calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS.

Prior to the impact of the Mission Providence joint venture, WD Services Adjusted EBITDA (non-GAAP) was $2.9 million, or 3.2% of revenue, in the first quarter of 2016 compared to $8.9 million, or 8.3% of revenue, in the first quarter of 2015. The Adjusted EBITDA (non-GAAP) associated with Mission Providence was negative $3.1 million in the first quarter of 2016 and negative $3.5 million in the first quarter of 2015.

The decrease in WD Services revenue for the first quarter of 2016 was primarily due to an anticipated decline in referrals and an altered pricing structure under the segment’s primary employability program in the United Kingdom. The decline in Adjusted EBITDA (non-GAAP) at WD Services in the first quarter of 2016 was due to these referral declines and pricing changes as well as the timing of recognition of an annual incentive fee under this same employability program. This incentive fee was recognized in the first quarter of 2015 but is expected to be recognized in a later quarter in 2016.

Corporate and Other

Corporate and Other incurred an operating loss of $7.9 million in the first quarter of 2016 compared to an operating loss of $9.3 million in the first quarter of 2015. Adjusted EBITDA (non-GAAP) was negative $7.8 million in the first quarter of 2016 compared to negative $9.0 million in the first quarter of 2015. This improvement in Adjusted EBITDA (non-GAAP) was primarily due to decreased stock-based compensation and insurance expense, partially offset by $1.2 million of non-recurring expenses resulting from the sale of the Human Services segment in 2015.

Conference Call

Providence will hold a conference call at 8:00 a.m. EST Friday, May 6, 2016 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live at http://investor.prscholdings.com or by dialing (855) 548-8661, or for international callers (412) 455-6143, and using the passcode 1349659. A replay of the teleconference will be available on http://investor.prscholdings.com. A replay will also be available until May 20, 2016 by dialing (855) 859-2056 or (404) 537-3406 and using passcode 1349659.

About Providence

The Providence Service Corporation is a holding company whose subsidiaries provide critical healthcare and workforce development services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, health assessment services, and care management services in the United States and abroad. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with US generally accepted accounting principles (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and our operating segments and Adjusted Net Income and Adjusted EPS for the Company, which are financial measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain infrequently occurring items, including restructuring and termination costs and foreign currency adjustments. Adjusted Net Income is defined as income from continuing operations, net of tax before: (1) net loss (income) attributable to non-controlling interests, (2) certain infrequently occurring items, including restructuring and termination costs, and foreign currency adjustments, (3) intangible amortization expense and (4) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP measurements, which exclude certain expenses, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, for which capital investments are made and debt is serviced.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Shackelton – Chief Financial Officer

(520) 747-6600

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Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(Unaudited)

	Three months ended
	March 31,
	2016	2015

Service revenue, net	$432,650	$419,829

Operating expenses:
Service expense	386,488	366,537
General and administrative expense	19,172	19,466
Depreciation and amortization	14,336	13,053

Total operating expenses	419,996	399,056

Operating income	12,654	20,773

Other expenses:
Interest expense, net	3,635	5,195
Equity in net loss of investee	2,717	2,483
Loss (gain) on foreign currency transactions	(75)	319
Income from continuing operations before income taxes	6,377	12,776
Provision for income taxes	4,248	6,921
Income from continuing operations, net of tax	2,129	5,855
Discontinued operations, net of tax	-	394
Net income	2,129	6,249
Net loss (income) attributable to noncontrolling interests	106	(12)
Net income attributable to Providence	$2,235	$6,237

Net income available to common stockholders	$1,002	$5,092

Basic earnings per common share:
Continuing operations	$0.07	$0.30
Discontinued operations	-	0.02
Basic earnings per common share	$0.07	$0.32

Diluted earnings per common share:
Continuing operations	$0.07	$0.30
Discontinued operations	-	0.02
Diluted earnings per common share	$0.07	$0.32

Weighted-average number of common shares outstanding:
Basic	15,057,598	15,976,050
Diluted	15,185,548	16,145,176

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Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$95,217	$84,770
Accounts receivable, net of allowance	153,940	178,049
Other current assets (1)	56,330	56,905
Total current assets	305,487	319,724
Property and equipment, net	61,419	57,787
Goodwill and intangible assets, net	614,955	625,980
Other long-term assets (2)	43,990	46,711
Total assets	$1,025,851	$1,050,202
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$33,313	$31,375
Other current liabilities (3)	250,273	263,897
Total current liabilities	283,586	295,272
Long-term obligations, less current portion	274,540	268,696
Other long-term liabilities (4)	119,216	118,526
Total liabilities	677,342	682,494
Mezzanine and stockholders' equity
Convertible preferred stock, net	77,576	77,576
Stockholders' equity	270,933	290,132
Total liabilities and stockholders' equity	$1,025,851	$1,050,202

(1) Comprised of other receivables, restricted cash, deferred tax assets and prepaid expenses and other.

(2) Comprised of restricted cash less current portion, deferred tax assets and other assets.

(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance liability reserves.

(4) Includes deferred tax liabilities and other long-term liabilities.

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Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended March 31,
	2016	2015(1)
Operating activities
Net income	$2,129	$6,249
Depreciation and amortization	14,336	14,900
Stock based compensation	612	2,864
Equity in net loss of investee	2,717	2,483
Other non-cash charges	(3,012)	(2,044)
Changes in working capital (2)	46,189	(9,062)
Income taxes payable on sale of business	(28,337)	-
Net cash provided by operating activities	34,634	15,390
Investing activities
Purchase of property and equipment	(9,814)	(6,394)
Acquisition of businesses, net of cash acquired	-	(1,665)
Equity investments	(3,229)	-
Other investing activities	2,509	689
Net cash used in investing activities	(10,534)	(7,370)
Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	-	80,667
Preferred stock dividends	(1,099)	(594)
Repurchase of common stock, for treasury	(19,579)	(721)
Net, proceeds (repayment) of long-term debt	7,250	(71,312)
Other financing activities	217	(3,307)
Net cash (used in) provided by financing activities	(13,211)	4,733
Effect of exchange rate changes on cash	(442)	(3,029)
Net change in cash	10,447	9,724
Cash at beginning of period	84,770	160,406
Cash at end of period	$95,217	$170,130

(1) Includes both continuing and discontinued operations.

(2) Comprised of changes in accounts receivable, other receivables, restricted cash, prepaid expenses, accounts payable, accrued expenses, accrued transportation costs, deferred revenue and other liabilities.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Segment Information

(in thousands)

(Unaudited)

	Three Months Ended March 31, 2016
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$290,984	$91,043	$50,592	$31	$432,650

Operating expenses:
Service expense	266,969	81,672	37,790	57	386,488
General and administrative expense	2,837	7,871	656	7,808	19,172
Depreciation and amortization	2,877	3,579	7,796	84	14,336
Total operating expenses	272,683	93,122	46,242	7,949	419,996

Operating income (loss)	18,301	(2,079)	4,350	(7,918)	12,654

Other expenses:
Interest expense, net	(1)	33	(2)	3,605	3,635
Equity in net loss of investee	-	2,717	-	-	2,717
Loss (gain) on foreign currency transactions	-	(75)	-	-	(75)
Income (loss) from continuing operations, before income tax	18,302	(4,754)	4,352	(11,523)	6,377
Provision (benefit) for income taxes	7,150	(181)	1,684	(4,405)	4,248
Income (loss) from continuing operations, net of taxes	11,152	(4,573)	2,668	(7,118)	2,129

Interest expense, net	(1)	33	(2)	3,605	3,635
Provision (benefit) for income taxes	7,150	(181)	1,684	(4,405)	4,248
Depreciation and amortization	2,877	3,579	7,796	84	14,336
EBITDA	21,178	(1,142)	12,146	(7,834)	24,348

WD Services adjustments (1)	-	979	-	-	979
Adjusted EBITDA	$21,178	$(163)	$12,146	$(7,834)	$25,327

(1) Includes expense related to redundancy costs of $1,392, income tax benefit and D&A included within equity in net loss of investee of ($338), and gain on foreign currency transactions of ($75).

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Segment Information

(in thousands)

(Unaudited)

	Three Months Ended March 31, 2015 (1)
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$254,760	$107,618	$57,432	$19	$419,829

Operating expenses:
Service expense	229,247	94,232	43,213	(155)	366,537
General and administrative expense	2,497	7,225	523	9,221	19,466
Depreciation and amortization	2,277	3,316	7,182	278	13,053
Total operating expenses	234,021	104,773	50,918	9,344	399,056

Operating income (loss)	20,739	2,845	6,514	(9,325)	20,773

Other expenses:
Interest expense, net	(1)	-	(4)	5,201	5,195
Equity in net loss of investee	-	2,483	-	-	2,483
Loss (gain) on foreign currency transactions	-	319	-	-	319
Income (loss) from continuing operations, before income tax	20,740	43	6,518	(14,526)	12,776
Provision (benefit) for income taxes	8,129	2,426	2,672	(6,306)	6,921
Income (loss) from continuing operations, net of taxes	12,611	(2,383)	3,846	(8,220)	5,855

Interest expense, net	(1)	-	(4)	5,201	5,195
Provision (benefit) for income taxes	8,129	2,426	2,672	(6,306)	6,921
Depreciation and amortization	2,277	3,316	7,182	278	13,053
EBITDA	23,016	3,359	13,696	(9,047)	31,024

WD Services adjustments (2)	-	1,996	-	-	1,996
Adjusted EBITDA	$23,016	$5,355	$13,696	$(9,047)	$33,020

(1) Beginning in the fourth quarter of 2015, the Company began including in the calculation of WD Services Adjusted EBITDA expenses related to restricted shares and cash placed into escrow accounts at the time of the Ingeus acquisition as well as redundancy costs associated with WD Services. The Company has updated the 2015 quarterly presentations of Adjusted EBITDA to be consistent with these changes.

(2) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $1,989, redundancy costs of $750, income tax benefit and D&A included within equity in net loss of investee of ($1,062), and loss on foreign currency transactions of $319.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Common Share

(in thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,
	2016	2015

Income from continuing operations, net of tax	$2,129	$5,855
Net loss (income) attributable to noncontrolling interests	106	(12)

WD Services adjustments	1,785 (1)	3,058 (2)
Intangible amortization expense	8,815	8,843
Tax effected impact of adjustments	(3,490)	(3,593)

Adjusted Net Income	9,345	14,151

Dividends on convertible preferred stock	(1,099)	(594)
Less: Accretion of convertibe preferred stock discount	-	(246)
Income allocated to participating securities	(973)	(751)
Adjusted Net Income available to common stockholders	$7,273	$12,560

Adjusted Net Income per common share	$0.48	$0.78

Diluted weighted-average number of common shares outstanding	15,185,548	16,145,176

(1) WD Services adjustments include redundancy costs of $1,392, amortization expense included within equity in net loss of investee of $468, and gain on foreign currency transactions of ($75).

(2) WD Services adjustments include expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $1,989, redundancy costs of $750, and loss on foreign currency transactions of $319. There was no amortization expense included within equity in net loss of investee during the first quarter of 2015.

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